Exhibit 99.1

pdvWireless Reports Second Quarter Results

WOODLAND PARK, NJ – November 3, 2016 – pdvWireless, Inc., (NASDAQ: PDVW) (the “Company” or “pdvWireless”), a private wireless communications carrier and provider of mobile workforce management solutions, reported today its second fiscal quarter results for the period ended September 30, 2016.

“As we enter the second half of our fiscal year, we continue to build upon our core initiatives and further define and enhance our position for long-term growth," said John C. Pescatore, President and CEO of pdvWireless. "We remain disciplined in our approach to investing strategically in our business, while identifying, creating and implementing wireless solutions for the many industry verticals we serve.”

During the second fiscal quarter, the Company continued to see an increase in its DispatchPlus sales activity across its initial seven markets, and remains focused on enhancing its service offerings and further developing its business to meet its sales goals.

The Company’s Joint Petition for Rulemaking, filed together with the Enterprise Wireless Alliance, continues to make progress, as an item was circulated to the FCC Commissioners’ offices in September. While it believes the item to be a draft Notice of Inquiry, or NOI, the Company cannot confirm its contents until it has been formally voted on and, if approved, then publicly released. Mr. Pescatore added, “Although we see this as a positive forward step by the FCC, we are mindful that the process of moving this item through the Commissioners’ offices could take some time, especially given numerous issues at the FCC, including the potential transition of the administration as a result of the upcoming election and the Broadcast incentive auction.”

Additionally, as previously disclosed, the Company received written notice from the U.S. Department of the Interior that its proposal for the First Responder Network Authority’s National Public Safety Broadband Network is no longer being considered for the award. “While we are disappointed to receive this news, we are also cognizant of the fact that actively participating in the FirstNet bidding process has afforded us long-term benefits,” said Morgan O’Brien, Vice Chairman of pdvWireless. “These benefits include the ability to directly utilize the business, technical and other information developed for the FirstNet proposal in planning and preparing for the 900 MHz broadband facilities we plan to deploy, building valuable relationships with the wireless and technology companies who participated in our FirstNet consortium, and raising our profile within the wireless and technology industries. We have already realized benefits from our FirstNet efforts, and we expect to continue to reap rewards from this exposure in the future.”

Financial Results

Revenue for the Company’s second fiscal quarter ended September 30, 2016 was $1.1 million compared with $0.8 million for the quarter ended September 30, 2015. For the second quarter of this year, the Company reported a net loss of ($7.8 million), or ($0.54) per share, compared with a net loss of ($5.5 million), or ($0.38) per share, for the same quarter in the previous year.

Revenue for the six months ended September 30, 2016 was $2.2 million compared with $1.7 million for the six months ended September 30, 2015. The Company reported a net loss of ($17.9 million), or ($1.24) per share, for the six-month period compared with ($9.8 million), or ($0.70) per share, for the six months ended September 30, 2015.

The Company’s revenues for the three and six months ended September 30, 2016 continued to principally represent its historical software as-a-service (“SaaS”) business. The increases in revenues for each of those periods, however, were primarily from its DispatchPlus business.

The operating results for the three and six months ended September 30, 2016 also include costs and expenses related to developing the Company’s broadband spectrum strategies, including the FirstNet bid, and operating, selling and marketing costs of implementing and deploying its DispatchPlus business.

Cost of revenue for the three months ended September 30, 2016 increased to $1.7 million from $0.5 million for the three months ended September 30, 2015. For the six months ended September 30, 2016, cost of revenue increased to $3.3 million from $0.9 million for the six months ended September 30, 2015. The increases for the three and six month periods primarily reflect the costs to maintain and operate the Company’s DispatchPlus networks.

Operating expenses for the three months ended September 30, 2016 increased by $1.5 million, or 26%, to $7.3 million from $5.8 million for the three months ended September 30, 2015. For the six months ended September 30, 2016, operating expenses increased by $6.2 million, or 58%, to $16.8 million from $10.6 million for the six months ended September 30, 2015. The increases for the three and six month periods were principally driven by:

•

General and administrative expenses increased by $0.9 million, or 19%, for the three months ended September 30, 2016 and increased by $4.9 million, or 59%, for the six months ended September 30, 2016. The increases resulted primarily from $1.1 million and $4.3 million for the three and six month periods, respectively, for consulting services related to the Company’s strategic initiatives, including principally the FirstNet bid process. The additional increase for the six months ended September 30, 2016 resulted from $0.5 million for increased headcount and related costs.

•

Sales and support expenses increased by $0.3 million, or 38%, and $0.7 million, or 44%, for the three and six months ended September 30, 2016. The increases were driven primarily by an increase in headcount and related costs of $0.2 million and $0.4 million, respectively, along with $0.1 million and $0.3 million, respectively, for indirect commissions provided to the Company’s third-party sales representatives to support its DispatchPlus business.

Adjusted EBITDA for this year’s second quarter was a negative ($6.2 million) as compared with a negative ($4.3 million) for the same quarter in the prior year. Adjusted EBITDA for the six months ended September 30, 2016 was a negative ($14.4 million) as compared with a negative ($7.3 million) for the same six months ended September 30, 2015. The decreases in Adjusted EBITDA in the second quarter and first six months of the fiscal year resulted from higher cost of revenue and higher selling and general and administrative costs as the Company increased its spending and headcount to support and implement its business initiatives.

Strong Cash Position

The Company has a strong cash position, with $137.0 million in available cash as of September 30, 2016, a decrease of $16.5 million from March 31, 2016 as the Company continued to further develop its DispatchPlus business and invested in the pursuit and development of its spectrum strategies.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, November 3, 2016, to discuss its second quarter fiscal 2017 financial results and update investors on its other strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 using the conference code 410788. The earnings call will be available for replay until November 24, 2016 and can be accessed through the pdvWireless Investor Relations website at http://corp.pdvwireless.com/investors/events/.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier and provider of mobile workforce management solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. pdvWireless has launched and is operating private push-to-talk networks in seven major markets within the United States. Its patented and industry-validated SaaS technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service.

pdvWireless’ Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, other income (expense)-net, income taxes and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the Company’s DispatchPlus business and its sales and marketing initiatives, the regulatory status and timing of the Company’s Joint Petition for Rulemaking and the Company’s spectrum and other initiatives and opportunities. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company has a limited operating history with respect to its recently launched DispatchPlus business; the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; the Company’s indirect sales model may not be successful; customers may not adopt the Company’s technology or service offerings as quickly as anticipated or in sufficient numbers; the Company’s spectrum and other initiatives and opportunities, including its Joint Petition for Rulemaking, may not be successful on a timely basis or at all, may cost more than anticipated, and may continue to require significant time and attention from its senior management team and the expenditure of significant resources; the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission, (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on June 13, 2016 and its quarterly report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 3, 2016. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor relations contacts:

Natasha Vecchiarelli Investor Relations Manager pdvWireless, Inc. 973-531-4397 ir@pdvwireless.com	Joele Frank, Wilkinson Brimmer Katcher
Joe Millsap 415-869-3950
jmillsap@joelefrank.com
Adam Pollack 212-355-4449 apollack@joelefrank.com

pdvWireless, Inc.

Consolidated Statements of Operations

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating revenues	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Service revenue	$885,271	$622,019	$1,650,576	$1,270,681
Spectrum lease revenue	182,186	182,186	364,372	364,372
Other revenue	74,050	7,253	172,341	17,265
Total operating revenues	1,141,507	811,458	2,187,289	1,652,318
Cost of revenue
Sales and service	1,674,941	490,585	3,258,722	865,759
Gross profit (loss)	(533,434)	320,873	(1,071,433)	786,559
Operating expenses
General and administrative	5,476,566	4,588,841	13,222,566	8,311,247
Sales and support	1,219,744	885,007	2,435,985	1,696,682
Product development	621,923	336,200	1,194,844	641,097
Total operating expenses	7,318,233	5,810,048	16,853,395	10,649,026
Loss from operations	(7,851,667)	(5,489,175)	(17,924,828)	(9,862,467)
Interest expense	(1,363)	—	(2,727)	—
Interest income	25,529	29,293	48,058	51,513
Other income (expense)	(4,793)	1,250	(4,793)	1,250
Net loss	$(7,832,294)	$(5,458,632)	$(17,884,290)	$(9,809,704)
Net loss per common share basic and diluted	$(0.54)	$(0.38)	$(1.24)	$(0.70)
Weighted-average common shares used to compute basic and diluted net loss per share	14,383,224	14,379,082	14,379,366	13,938,243

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(7,832,294)	$(5,458,632)	$(17,884,290)	$(9,809,704)
Interest income (expense) - net	(24,166)	(29,293)	(45,331)	(51,513)
Other income (expense) - net	4,793	(1,250)	4,793	(1,250)
Depreciation - Cost of revenue	504,824	50,236	948,371	83,185
Depreciation and amortization - Operating expenses	49,920	29,123	93,079	45,263
Stock-based compensation expense	1,073,840	1,105,976	2,439,423	2,455,611
Adjusted EBITDA	$(6,223,083)	$(4,303,840)	$(14,443,955)	$(7,278,408)

pdvWireless, Inc.

Consolidated Balance Sheets

	September 30,	March 31,
	2016	2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$136,958,632	$153,462,865
Accounts receivable, net of allowance for doubtful accounts	652,564	528,283
Inventory	37,984	93,203
Prepaid expenses and other current assets	547,879	906,952
Total current assets	138,197,059	154,991,303
Property and equipment, net	14,760,039	15,119,766
Intangible assets	104,427,183	103,655,459
Capitalized patent costs, net	217,005	222,359
Other assets	328,346	60,073
Total assets	$257,929,632	$274,048,960
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,954,924	$3,780,697
Accounts payable - officers	18,808	44,159
Current portion of note payable	494,545	494,545
Deferred revenue	791,375	744,605
Total current liabilities	4,259,652	5,064,006
Long-term portion of note payable	497,265	497,265
Deferred revenue, net of current portion	5,421,159	5,647,773
Other liabilities	1,011,043	654,536
Total liabilities	11,189,119	11,863,580
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at September 30, 2016 and March 31, 2016	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,324,779 shares issued and outstanding at September 30, 2016 and 14,300,790 issued and outstanding at March 31, 2016	1,441	1,438
Additional paid-in capital	328,108,508	325,669,088
Accumulated deficit	(81,369,436)	(63,485,146)
Total stockholders' equity	246,740,513	262,185,380
Total liabilities and stockholders' equity	$257,929,632	$274,048,960

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Six months ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,884,290)	$(9,809,704)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,041,450	128,448
Stock-based compensation expense	2,439,423	2,455,611
Bad debt expense	13,727	(229)
Changes in operating assets and liabilities
Accounts receivable	(138,008)	(4,065)
Inventory	55,219	—
Prepaid expenses and other assets	90,800	95,515
Accounts payable and accrued expenses	(825,773)	(2,717,517)
Accounts payable - officers	(25,351)	1,617
Deferred revenue	(393,319)	(356,198)
Other liabilities	336,938	139,597
Net cash flows used by operating activities	(15,289,184)	(10,066,925)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(503,491)	(1,141,986)
Purchases of equipment	(710,497)	(4,211,917)
Payments for patent costs	(1,061)	(5,640)
Net cash used by investing activities	(1,215,049)	(5,359,543)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from follow-on offering	—	64,792,220
Proceeds from option exercise	—	40,001
Net cash provided from financing activities	—	64,832,221
Net change in cash and cash equivalents	(16,504,233)	49,405,753
CASH AND CASH EQUIVALENTS
Beginning of the period	153,462,865	119,873,668
End of the period	$136,958,632	$169,279,421